UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 11, 2005

NCI BUILDING SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-14315 (Commission File Number)	76-0127701 (I.R.S. Employer Identification Number)

10943 North Sam Houston Parkway West Houston, Texas (Address of principal executive offices)	77064 (Zip Code)

Registrant’s telephone number, including area code: (281) 897-7788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

     ☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 (a). Entry into a Material Definitive Agreement.

     On March 11, 2005, at the Annual Meeting of Stockholders of NCI Building Systems, Inc. (“NCI”), NCI stockholders approved NCI’s proposal to adopt the 2003 Long-Term Stock Incentive Plan, as amended and restated (the “Plan”). The Plan had previously been unanimously approved by NCI’s board of directors and was included in NCI’s proxy statement relating to the Annual Meeting.

     The amendment and restatement of the Plan increases the number of shares of common stock reserved for issuance under the Plan by 1,100,000 shares (to a total of 2,600,000 shares) and provides that each share issued pursuant to a restricted stock award, phantom stock award or performance share award made after March 11, 2005 reduces the stock reserved for issuance under the Plan by 1.5 shares. The amendment and restatement also provides for the ability of NCI’s compensation committee to grant performance awards, including performance-based cash awards, and eliminates a provision of the Plan that allowed option exercise prices to be paid with company loans to participants. Under the terms of the Plan, no individual may be granted, in any fiscal year, awards under the Plan covering or relating to an aggregate of more than 250,000 shares of NCI common stock. In addition, no individual may receive payment for cash awards made under the Plan during any fiscal year aggregating in excess of $5,000,000.

Item 9.01. Financial Statements and Exhibits

(c)      Exhibits.

Exhibit
Number	Description
10.1	2003 Long-Term Stock Incentive Plan, as amended and restated.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCI BUILDING SYSTEMS, INC.
	By:	/s/ Todd R. Moore
		Name:	Todd R. Moore
Dated: March 14, 2005		Title:	Vice President and General Counsel

Index to Exhibits

10.1     2003 Long-Term Stock Incentive Plan, as amended and restated